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EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this current report on Form 8-K/A of Novavax, Inc. of our report dated March 1, 2001, relating to the Statements of Revenues and Direct Operating Expenses of the AVC Product Line of King Pharmaceuticals, Inc., for the year ended December 31, 1999 and the nine months ended September 30, 2000 which appear in such current report on Form 8-K/A.




PricewaterhouseCoopers LLP

Atlanta, Georgia
March 23, 2001